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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of Panolam Industries International, Inc. of our reports dated March 12, 1999 relating to the financial statements and financial statement schedule of Panolam Group, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

December 28, 1999